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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Informix Corporation on Form S-4 of our report dated January 22, 1999
(March 30, 1999 as to Note 13 to the consolidated financial statements) (relating to the consolidated financial statements of Ardent Software, Inc., which report expresses an unqualified opinion, refers to, and expresses reliance upon, the report of other auditors on the consolidated financial statements of Unidata, Inc. for the year ended June 30, 1996, and includes an explanatory paragraph regarding the restatement of the 1996 statement of operations), appearing in the Annual Report on Form 10-K of Ardent Software, Inc. for the year ended December 31, 1998 and to the references to us under the headings "Selected Historical and Pro Forma Financial Information" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 24, 2000